Exhibit 3.125

05301-1471
Approved SSG
Date:10-19-95
Fee $85
95102005701

ARTICLES OF ORGANIZATION

(Under Section 1705.04 of the Ohio Revised Code)
Limited Liability Company

The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:	The name of said limited liability company shall be Hoosier Check Cashing of Ohio, Ltd

SECOND:	This limited liability company shall exist for a period of perpetual duration

THIRD:	The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

6321 Irelan Place
Dublin, Ohio 43017

☐	Please check this box if additional provisions are attached hereto

Provisions attached hereto are incorporated herein and made a part of these articles of organization.

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 3rd day of October, 1995.

Signed:	/s/ James H. Frauenberg
James H. Frauenberg

Signed:	/s/ Michael W. Lenhart
Michael W. Lenhart